UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 10, 2018

Intiva BioPharma Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Commission File No.: 0-55320

Delaware	26-2049376
(State of Incorporation)	(I.R.S. Employer Identification No.)

4340 E Kentucky Ave, Suite 206, Glendale, CO	80246
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s Telephone Number, including area code: (973) 370-3768

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2018, the registrant increased the number of directors on its Board to four and appointed Courtney Clark to fill the vacancy created by that increase. Ms. Clark is currently a director of Kanativa Inc., the Ontario, Canada parent of the registrant, and has more than 15 years of corporate finance expertise. She founded Aspen Peak Advisors, a marketing and investment banking firm in 2010, after having been an analyst and investment banker with TerraNova Capital Partners specializing in global emerging growth companies, primarily in the energy, technology, and medical device spaces. Ms. Clark will serve as the chair of the registrant’s Audit Committee.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/: Alain Bankier
Alain Bankier, Chief Executive Officer August 14, 2018

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